EXHIBIT NO. 32.1
Form 10-KSB
Network Capital, Inc.
File No. 000-32155

                    CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002 -
              CHIEF EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER

In connection with the Annual Report of Network Capital, Inc. (Company) on Form 10-KSB for the year ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (Report), I, Bruce Cairney, Chief Executive Officer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 12, 2006                           By: /s/ Bruce Cairney
      -------------                              -------------------------------
                                                                   Bruce Cairney
                                                     Chief Executive Officer and
                                                         Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Network Capital, Inc. and will be retained by Network Capital, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.